KRAMER LEVIN NAFTALIS & FRANKEL llp

Exhibit (i)(2)

Jules Buchwald Counsel Phone 212-715-7507 Fax 212-715-9507 jbuchwald@KRAMERLEVIN.com

February 28, 2011

Total Return U.S. Treasury Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	Total Return U.S. Treasury Fund, Inc.
Post-Effective Amendment No. 31
File No. 33-12179; ICA No. 811-5040

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 31 to Registration Statement No. 33-12179 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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